Exhibit 10.5

EXECUTION VERSION

IFRESH INC.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of February 10, 2017, by and among iFresh Inc., a Delaware corporation (the “Company”), and each of the individuals set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company, NYM Holding Inc. (“NYM Holding”), E-compass Acquisition Corp., iFresh Merger Sub Inc., the stockholders of NYM Holding, and Long Deng, as the representative of the stockholders, entered into a Merger Agreement, dated July 25, 2016 (the “Merger Agreement”); and

WHEREAS, each of the Voting Parties currently own, or on closing of the transactions contemplated by the Merger Agreement, will own, shares of the Company’s capital stock, and wishes to provide for orderly elections of the Company’s board of directors as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Agreement to Vote. During the term of this Agreement and to the extent they are entitled under the Company’s constituent or organizational documents or agreements to vote on such matter, each Voting Party agrees to vote all securities of the Company that may vote in the election of the Company’s directors that such Voting Party owns from time to time, including any shares that are escrowed pursuant to that certain Escrow Agreement by and among Loeb & Loeb LLP, as escrow agent, the Company and Long Deng, dated as of the date of this Agreement (hereinafter referred to as the “Voting Shares”) in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or any class or series of stockholders or by written consent.

2. Election of Boards of Directors.

2.1 Voting. During the term of this Agreement, and subject to the Company’s constituent or organizational documents or agreements, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors the following persons:

(a) Four (4) persons (each a “NYM Designee,” and collectively, the “NYM Designees”) designated by the Voting Parties who owned shares of NYM Holding prior to the consummation of the transactions contemplated by the Merger Agreement, holding a majority of shares of capital stock owned by such Voting Parties (as applicable, the “NYM Selector”). At least two (2) NYM Designees shall qualify as independent directors under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Nasdaq Stock Market, if applicable; and

(b) One (1) person (the “E-Compass Designee”) designated by the Voting Parties other than those who were stockholders or employees of or consultants to NYM Holding or its affiliates prior to the date hereof, holding a majority of shares of capital stock owned by such Voting Parties (as applicable, the “E-Compass Selector”). The E-Compass Designee shall qualify as an independent director under the Exchange Act, and the rules of the Nasdaq Stock Market, if applicable.

2.2 Initial Designees. The initial NYM Designees are Long Deng, Lilly Deng, Jianming You, and Xiangke Fang. The initial E-Compass Designee is Henry Chang-Yu Lee.

2.3 Size of the Board. The parties hereto agree that they shall, and that they shall cause their respective designees to, maintain the size of the Company’s Board of Directors at five (5) persons for the 24-month period following the Closing (as defined in the Merger Agreement).

2.4 Obligations; Removal of Directors; Vacancies. The obligations of the Voting Parties pursuant to this Section 2 shall include any stockholder vote to amend the Company’s Certificate of Incorporation and By-laws as required to effect the intent of this Agreement. Each of the Voting Parties and the Company agree not to take any actions that would materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Company’s Board of Directors are to the Company’s stockholders as a whole. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Company’s Board of Directors, the Company and the Voting Parties agree to take all such action as is reasonable and necessary, including the voting of shares of capital stock of the Company by the Voting Parties as to which they have beneficial ownership, to cause the election or appointment of such other substitute person to the Board of Directors as may be designated on the terms provided herein.

3. Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless such shares are sold into the public markets. Each Voting Party shall not, and the Company shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares into the public markets), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

4. Covenants. The Company and each Voting Party agrees to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination of the designees, as provided herein, for election as directors of the Company. Neither the Company nor any Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

5. Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

6. Restrictive Legend. Until the earlier of the termination of this Agreement or the sale of the Applicable Voting Shares into the public markets, each certificate representing any of the Voting Shares shall be marked by the Company with a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

7. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

8. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

9. Termination. This Agreement shall terminate upon the first to occur of the following:

9.1 The date that is twenty-four (24) months from the Closing Date (as defined in the Merger Agreement); or

9.2 Immediately prior to a transaction pursuant to which a person or group other than current shareholders of the Company or the Voting Parties, or their respective affiliates, will control greater than 50% of the Company’s voting power with respect to the election of directors of the Company.

10.  Amendments and Waivers. Except as otherwise provided herein, additional parties may be added to this Agreement, and any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, and (b) the holders of a majority of Voting Shares then held by the Voting Parties; provided, however, that the right of the NYM Selector to nominate the NYM Designees shall not be amended without the written consent of a majority in interest of the NYM Selector; and provided further, that the right of the E-Compass Selector to nominate the E-Compass Designees shall not be amended without the written consent of a majority in interest of E-Compass Selector.

11. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

12.  Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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This Voting Agreement is hereby executed effective as of the date first set forth above.

“COMPANY”

IFRESH INC.
a Delaware corporation

By:	/s/ Richard Xu
Name:
Title:

“VOTING PARTIES”

/s/ Richard Xu
Richard Xu

/s/ Chen Liu
Chen Liu

/s/ Peiling (Amy) He
Peiling (Amy) He

Long Deng

Faming Lin

Haiquan Chen

Shengbao Zhang

Shunwah Gee

Yongguang Li

Tongrui Huang

Mei Deng

“VOTING PARTIES”

Richard Xu

Chen Liu

Peiling (Amy) He

/s/ Long Deng
Long Deng

/s/ Faming Lin
Faming Lin

Haiquan Chen

/s/ Shengbao Zhang
Shengbao Zhang

Shunwah Gee

/s/ Yongguang Li
Yongguang Li

/s/ Tongrui Huang
Tongrui Huang

/s/ Mei Deng
Mei Deng